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Statement 11 Re: Computation of Earnings Per Share
Second Bancorp Incorporated and Subsidiary

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
                                            For the Three Months Ended         For the Nine Months Ended
                                         ---------------------------------  --------------------------------
                                           September 30    September 30      September 30    September 30
                                               1999            1998              1999            1998
                                               ----            ----              ----            ----
(Dollars in thousands, except per share
  data)

BASIC:
Weighted  average shares issued                10,756,651      10,735,341        10,747,810      10,708,295
Less: Treasury shares                             (99,954)        (50,400)          (67,100)        (50,400)
                                         ---------------------------------  --------------------------------
Net Weighted average shares outstanding        10,656,697      10,684,941        10,680,710      10,657,895
                                         =================================  ================================

Net income                                         $4,412          $2,835           $12,865          $9,885
                                         =================================  ================================

Basic Earnings Per Share                            $0.41           $0.27            $01.21           $0.93
                                         =================================  ================================

DILUTED:
Weighted  average shares issued                10,756,651      10,735,341        10,747,810      10,708,295
Less: Treasury shares                             (99,954)        (50,400)          (67,100)        (50,400)
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price                       71,936          66,249            64,897          74,655
                                         ---------------------------------  --------------------------------
                                               10,728,633      10,751,190        10,745,607      10,732,550
                                         =================================  ================================

Net income                                         $4,412          $2,835           $12,865          $9,885
                                         =================================  ================================

Diluted Earnings Per Share                          $0.41           $0.26             $1.20           $0.92
                                         =================================  ================================

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